Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Registration Statement No. 333-156319 on Form S-3 of our report dated February 26, 2010 relating to the financial statements of Public Service Company of Oklahoma appearing in and incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 26, 2010